UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 7, 2012

PEABODY ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-16463	13-4004153
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

701 Market Street, St. Louis, Missouri		63101-1826
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code ccodecode (314) 342-3400

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Information regarding changes in roles and responsibilities of Richard A. Navarre and Eric Ford is incorporated herein by reference from Item 8.01 below.

Item 8.01. Other Events.

On March 7, 2012, Peabody Energy Corporation (“Peabody” or the “Company”) announced a new global organizational structure, with the creation of geographic business units in the Americas, Australia and Asia to reflect the growing size and scope of Peabody’s global footprint. The new organization positions the Company for maximum success amid unique geographic market conditions and opportunities, by committing dedicated business unit teams to manage all aspects of the platform including safety, operations, marketing, project delivery and support functions.

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Richard A. Navarre has been named President – Americas, effective March 15, 2012. Navarre has nearly 30 years of experience including 19 years with Peabody. He most recently was President and Chief Commercial Officer and has held a number of other executive positions, including Chief Financial Officer.

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Eric Ford has been named President—Australia, located in Brisbane, effective March 15, 2012. Ford has 41 years of extensive international management experience, including 10 years managing Australian operations. He most recently served as Peabody’s Executive Vice President and Chief Operating Officer.

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Chris Hagedorn has been named President—Asia and Coal Trading, effective March 15, 2012. He most recently served as Peabody’s Senior Vice President of Global Sales and Trading Support, and he also has led Peabody’s Supply Chain Management and Business Performance functions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEABODY ENERGY CORPORATION

	By:	/s/ Kenneth L. Wagner
Name: Kenneth L. Wagner
Title: Vice President, Assistant General Counsel and Assistant Secretary
March 9, 2012

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